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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF PEERLESS MFG. CO.

         Name                       Domicile         Ownership
---------------------------    ------------------    ---------
Peerless Europe Ltd.           The United Kingdom       100%

Peerless Barbados Inc.         Barbados                 100%

PMC Acquisition Inc., d/b/a    Texas                    100%
  ABCO Industries
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